EXHIBIT 10.8 – Promissory Note

1. Promise to Pay. For value received American Realty Funds Corporation, A Tennessee Corporation  (Borrower) promises to pay The Diversified Lending Services, LLC A Michigan Limited Liability Company (Lender) $50,000 and interest at the yearly rate of 10% on the unpaid balance as specified below.

2. Installments.

☐  Borrower will pay ______ payments of $_____ each at monthly/yearly/_________ intervals on the _____ day of the month.

☐  Borrower will pay one lump payment of principal and all accrued monthly interest for each full month on or before 01/01/2026

☐  Borrower will pay ______ payments of $_____ each at monthly/yearly/_________ intervals with a final balloon payment of ____________ at the end of the loan term on _________ date.

3. Application of Payments. Payments will be applied first to interest and then to principal.

4. Prepayment. Borrower may prepay all or any part of the principal without penalty.

5. Loan Acceleration. If Borrower is more than _______ days late in making any payment, Lender may declare that the entire balance of unpaid principal is due immediately, together with the interest that has accrued.

7. Security

☐   This is an unsecured note.

☐   Borrower agrees that until the principal and interest owed under this promissory note are paid in full, this note will be secured by a security agreement and Uniform Commercial Code Financing statement giving Lender a security interest in the equipment, fixtures, inventory and accounts receivable of the business known as ____.

☐   Borrower agrees that until the principal and interest owed under this promissory note are paid in full, this note will be secured by the

☐   mortgage
☐   deed of trust covering the real estate commonly known as _________________
and more fully described as follows:   ___________________________________

8. Collection Costs. If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyer's fees in an amount the court finds to be reasonable.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Michigan.

Lender:	/s/Michael Kazee	Date:	1-4-2011	Michael Kazee, President Diversified Lending Services, LLC
Witnessed:	/s/Shawn Kristi Dicken	Date:	1-4-2011	Shawn Kristi Dicken
Borrower:	/s/Joel I. Wilson	Date:	1-4-2011	Joel I. Wilson, Co-CEO for American Realty Funds Corporation
Witnessed	/s/Shawn Kristi Dicken	Date:	1-4-2011	Shawn Kristi Dicken